TO BE EFFECTIVE AT 12:01 A.M. CENTRAL TIME, ON APRIL 30, 2022
AMENDMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
BAIRD FUNDS, INC.
The undersigned Secretary of Baird Funds, Inc. (the “Corporation”), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to change the name of the Baird MidCap Fund to the “Baird Mid Cap Growth Fund” as indicated below.
“Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:
‘A. The Corporation shall have the authority to issue an indefinite number of shares with a par value of $.01 per share. Subject to the following paragraph, the authorized shares are classified as follows:

Class	Series	Authorized Number of Shares
Baird Mid Cap Growth Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Equity Opportunity Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Intermediate Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Aggregate Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Quality Intermediate Municipal Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Core Plus Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Short-Term Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Ultra Short Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Long-Term Credit Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Short-Term Municipal Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Core Intermediate Municipal Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Chautauqua Global Growth Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Chautauqua International Growth Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Small/Mid Cap Growth Fund	Investor Shares Institutional Shares	Indefinite Indefinite
Baird Strategic Municipal Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Municipal Bond Fund	Investor Shares	Indefinite
	Institutional Shares	Indefinite’ ”

This Amendment to the Amended and Restated Articles of Incorporation of the Corporation was adopted by the Board of Directors on February 28, 2022 in accordance with Sections 180.1002(8) and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required.
Executed this 2nd day of March, 2022.
BAIRD FUNDS, INC.
By:    /s/ Charles M. Weber
Charles M. Weber, Secretary

This instrument was drafted by:
Margaret L. Johnson
Godfrey & Kahn, S.C.
833 East Michigan Street
Milwaukee, Wisconsin 53202

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